UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2009
Fresh Harvest Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-51390	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

280 Madison Ave, Suite 1005 New York, NY 10016	10016
(Address of Principal Executive Offices)	(Zip Code)

917-652-8030
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment is being filed to correct Company’s “Commission File Number” which was incorrectly listed in the original Form 8-K filing, and to clarify that August 3, 2009, the date listed in the original filing as the effective resignation date of both the former auditors and the engagement date of the new auditors is the actual date of both the resignation and the engagement. In addition, this amendment now contains information regarding the Former Auditors (Moore & Associates, Chartered) and their subsequent registration revocation.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

 (a) Resignation of independent registered public accounting firm

In connection with the reorganization at Moore & Associates, Chartered (the “Former Auditors”), certain of its audit partners resigned and others formed a new accounting firm called Seale and Beers, CPAs.  As a result, the Former Auditors resigned as the independent auditors of Fresh Harvest Products, Inc. (the “Company”) on August 3, 2009.  The Former Auditors had been the Company’s auditor since February 21, 2006.

The Audit Committee of the Company’s Board of Directors approved the resignation of the Former Auditors.

Subsequently, on August 27, 2009 the Public Company Accounting and Oversight Board (“PCAOB) revoked the registration of Moore and Associates, Chartered (“Moore”) because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 there under and non-cooperation with a Board investigation.

At this time, although requested, we have not received an updated Exhibit 16.1 Letter from Moore stating that the firm agrees with the statements made in this amendment.  The original letter was previously filed as Exhibit 16.1 to the original Form 8-K filing.

The Former Auditors’ audit report on the Company’s financial statements for each of the past three fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Former Auditors’ report on the Company’s financial statements for each of the past two fiscal years included an explanatory paragraph describing the uncertainty as to the Company’s ability to continue as a going concern.

During the fiscal years ended October 31, 2006, 2007 and 2008 and through August 3, 2009, (a) there were no disagreements between the Company and the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditors, would have caused the Former Auditors to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years; and (b) no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K have occurred.

The Company provided the Former Auditors with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that the Former Auditors furnish it with a letter addressed to the SEC stating whether the Former Auditors agree with the above statements, and if not, stating the respects in which it does not agree.  A copy of such letter, dated August 3, 2009, is filed as Exhibit 16.1 hereto.

(b) Engagement of new independent registered public accounting firm.

On August 3, 2009, the Audit Committee of the Company’s Board of Directors appointed Seale and Beers, CPAs (the “New Auditors”) as the Company’s new independent auditors.

During the fiscal years ended October 31, 2006, 2007 and 2008 and through August 3, 2009, neither the Company nor anyone acting on its behalf consulted with the New Auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      No.   Exhibits

      ---   --------

      16.1  Letter from Moore and Associates, Chartered, August 3, 2009 to the Securities and Exchange Commission

               regarding statements included in this Form 8-K, filed with 8K dated August 13, 2009.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: September 14, 2009	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors